Exhibit 10.1

Summary of Plan Terms for 2010 Executive Short-Term Incentive Plan

The Advent Software 2010 Executive Short-Term Incentive Plan (the “Plan”) is designed to motivate and reward the executives that are members of Advent’s Executive Management Team (the “Executives”) for short-term achievement of Annual Contract Value, Recognized Revenue and Operating Profit milestones during the 2010 fiscal year.

Annual Contract Value (ACV) represents the average contribution to annual revenue from all new term license contracts, entered into during the year (consistent with the methodology used to calculate and report ACV in our annual report on Form 10-K), plus the estimated average contribution to annual revenue from new data-related or outsourcing contracts entered into during the year.

Recognized Revenue represents the revenue recognized in earnings by the Company in conformity with Generally Accepted Accounting Principles in the United States of America (US GAAP) and is consistent with “Net Revenues” reported in our consolidated financial statements.

Operating Profit represents income from operations reported as “Income from Continuing Operations” in our consolidated financial statements in accordance with US GAAP, plus stock-based employee compensation expense, amortization of intangible assets, in-process research and development costs and restructuring charges.

A summary of the Plan terms follows:

•                 The Plan is applicable to the Chief Executive Officer and the Executives and based on Company and individual performance.

•                 Company performance targets are based on ACV, Recognized Revenue and Operating Profit relative to goals.

•                 Individual plans establish the cash bonus to be awarded to each Executive based upon the level of achievement for ACV, Recognized Revenue, Operating Profit and individual executive performance during 2010.

•                 Cash bonuses for at-target achievement of ACV, Recognized Revenue, Operating Profit and individual performance for each Executive under the Plan range from 48% to 100% of base salary.

•                 The Plan is an annual plan and is effective for fiscal year 2010. Any cash bonuses earned will be paid by March 15, 2011.